EXHIBIT 99.1

NEWS RELEASE

Contact:	Justin Coe	Joseph Calabrese
	Chief Accounting Officer	Financial Relations Board
	972-778-9795	212-827-3772

BRAEMAR HOTELS & RESORTS DECLARES
PREFERRED DIVIDENDS FOR THE THIRD QUARTER OF 2026

DALLAS, July 24, 2026 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced that its Board of Directors (the "Board") declared a quarterly cash dividend for the third quarter ending September 30, 2026 for the Company's 5.5% Series B Cumulative Convertible Preferred Stock equal to: $0.3438 per share, which will be paid on October 15, 2026 to stockholders of record as of September 30, 2026.
The Board declared a quarterly cash dividend for the third quarter ending September 30, 2026 for the Company's 8.25% Series D Cumulative Preferred Stock equal to: $0.5156 per share, which will be paid on October 15, 2026 to stockholders of record as of September 30, 2026.
The Board declared a monthly cash dividend for all CUSIPs of the Company's Series E Redeemable Preferred Stock, payable as follows: $0.15625 per share will be paid on August 17, 2026, to stockholders of record as of July 31, 2026; $0.15625 per share will be paid on September 15, 2026 to stockholders of record as of August 31, 2026; and $0.15625 per share will be paid on October 15, 2026 to stockholders of record as of September 30, 2026.
The Board declared a monthly cash dividend for CUSIP 10482B705 of the Company's Series M Redeemable Preferred Stock payable as follows: $0.18125 per share will be paid on August 17, 2026, to stockholders of record as of July 31, 2026; $0.18125 per share will be paid on September 15, 2026 to stockholders of record as of August 31, 2026; and $0.18125 per share will be paid on October 15, 2026 to stockholders of record as of September 30, 2026.

The Board declared a monthly cash dividend for CUSIPs 10482B887, 10482B796, 10482B861 and 10482B770 of the Company’s Series M Redeemable Preferred Stock payable as follows: $0.17917 per share will be paid on August 17, 2026 to stockholders of record as of July 31, 2026; $0.17917 per share will be paid on September 15, 2026 to stockholders of record as of August 31, 2026; and $0.17917 per share will be paid on October 15, 2026 to stockholders of record as of September 30, 2026.
The Board declared a monthly cash dividend for all remaining CUSIPs of the Company's Series M Redeemable Preferred Stock payable as follows: $0.17708 per share will be paid on August 17, 2026, to stockholders of record as of July 31, 2026; $0.17708 per share will be paid on September 15, 2026 to stockholders of record as of August 31, 2026; and $0.17708 per share will be paid on October 15, 2026 to stockholders of record as of September 30, 2026.
As of June 30, 2026, there were 10,775,131 shares of the Company's Series E Redeemable Preferred Stock and 1,364,862 shares of the Company's Series M Redeemable Preferred Stock issued and outstanding.
About Braemar Hotels & Resorts
Braemar Hotels & Resorts Inc. (NYSE: BHR) is a real estate investment trust (REIT) focused on the high-growth luxury hotel and resort sector. The Company targets high-performance luxury urban and resort properties, specializing in assets that generate revenue per available room (RevPAR) at least twice the U.S. national average. Its industry-leading portfolio features luxury properties across the United States and the U.S. territories in the Caribbean. Braemar leverages deep industry expertise and disciplined asset management to drive outsized performance.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law